Exhibit 10.3

AMENDMENT NO. 2

TO

CHANGE IN CONTROL AGREEMENT

FOR THOMAS H. CAUDLE, JR.

This Amendment No. 2 to the Change in Control Agreement for THOMAS H. CAUDLE, JR., dated August 14, 2009, as amended by Amendment No. 1 thereto executed January 2, 2012 (as so amended, the “Agreement”), is made by and between Unifi, Inc. (the “Company”) and THOMAS H. CAUDLE, JR. (the “Executive”), to be effective as of December 31, 2014.

WHEREAS, the Agreement provides certain severance benefits in the event the Executive’s employment is terminated without “Cause” or the Executive resigns for “Good Reason” following a “Change in Control” of the Company (as such terms are defined in the Agreement);

WHEREAS, in accordance with Section 14(a) of the Agreement, the Company (with the agreement of the Executive) may amend the Agreement at any time; and

WHEREAS, the Company, pursuant to express authorization by the Board (including the members of the Compensation Committee of the Board), desires to amend the Agreement to extend the term of the Agreement for an additional three years, to revise the definition of a “Change in Control” and to make certain corrections or clarifications, and the Executive agrees to such extension, revision, corrections and clarifications.

NOW, THEREFORE, for due, valuable and sufficient consideration received by each of the parties thereto, the Agreement is hereby amended as follows:

1.     Section 1(a) is amended by replacing the date “December 31, 2014” with “December 31, 2017”.

2.     Section 2(b) is amended by replacing that provision in its entirety with the following:

“(b)     For purposes of this Agreement, a Change in Control of the Company shall be deemed to have occurred if:

(1)     any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of either (A) the combined fair market value of the then outstanding common stock of the Company (the “Total Fair Market Value”) or (B) the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors of the Company (the “Total Voting Power”), excluding, however, any acquisition by one or more controlled affiliates of the Company and any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its controlled affiliates; or

(2)     there is a change in the composition of the Board such that the individuals who constitute the Board as of October 23, 2014 (such individuals are referred to as “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that (A) such a change resulting from the election of such individuals as directors by the shareholders of the Company pursuant to a proxy or other election contest (as such terms are used in Rule 14a-11 under the Exchange Act), which election occurs at a single meeting of the shareholders, shall not constitute a Change in Control for purposes of this Agreement; (B) any individual who becomes a director after October 23, 2014 pursuant to a nomination or other approval by at least a majority of Incumbent Directors shall immediately be considered an Incumbent Director; and (C) each individual who is elected as a director by the shareholders, regardless of when and how the election occurs (and even though his or her nomination for election was not approved by a majority of Incumbent Directors), shall nonetheless be considered an Incumbent Director after he or she has served as a director for two (2) years; or

(3)     a merger, consolidation or other transaction involving an acquisition or corporate restructuring of the Company or any direct or indirect subsidiary of the Company, or the acquisition of assets of the Company and/or any such subsidiary, is consummated and (A) the underlying assets involved in the transaction have a total gross fair market value equal to 50% or more of the total gross fair market value of the assets of the Company immediately prior to such transaction (in any such case, a “Corporate Restructuring Transaction”), and (B) the persons who were the beneficial owners of all of the Total Fair Market Value and Total Voting Power of the Company immediately prior to such Corporate Restructuring Transaction no longer beneficially own at least 50.1% of both the combined fair market value of the outstanding common stock (or the common equity equivalent in a non-corporate entity) and the combined voting power of the outstanding securities entitled to vote generally in the election of directors (or the governance equivalent of directors in a non-corporate entity) of the company resulting from such Corporate Restructuring Transaction, in substantially the same proportions as their respective beneficial ownerships of the Total Fair Market Value and Total Voting Power of the Company immediately prior to such Corporate Restructuring Transaction.”

3.     Section 3(e)(1) is amended by changing the phrase “material change” to “material and adverse change” in the second clause thereof.

4.     Section 3(f)(2) is amended to correct the reference to “the Company” in the last sentence thereof by replacing it with a reference to “the Executive”.

5.     Section 3(g)(3) is amended to correct the phrase “is given to the Executive” in the second clause of the first sentence thereof by replacing it with the phrase “is given to the Company”.

6.     It is expressly acknowledged and agreed that Schedule A as attached to the Agreement was and is intended to be a part thereof, notwithstanding the absence of a specific reference to such Schedule A in the Agreement.

7.     In all other respects, the Agreement (as previously amended by Amendment No. 1) is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Company, pursuant to express authorization by the Board of the undersigned on behalf of the Company, and the Executive have each executed this Amendment No. 2, as of the 24th day of November, 2014.

“Company” UNIFI, INC. By: /s/ W. RANDY EADDY W. Randy Eaddy General Counsel and Secretary “Executive” /s/ THOMAS H. CAUDLE, JR. THOMAS H. CAUDLE, JR.

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